Exhibit 32.1

CEO AND CFO CERTIFICATION OF PERIODIC REPORT

We, Barry C. McCarthy, President and Chief Executive Officer of Deluxe Corporation (the “Company”), and Keith A. Bush, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
the Annual Report on Form 10-K of the Company for the year ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 26, 2019	/s/ Barry C. McCarthy
Barry C. McCarthy
President and Chief Executive Officer

/s/ Keith A. Bush
Keith A. Bush
Senior Vice President, Chief Financial Officer